Exhibit 99.1

Press Release

Harris Corporation Increases Fiscal Year 2007 Earnings Per Share Guidance to Reflect Lower Tax Rate

MELBOURNE, Florida, September 22, 2006 — Harris Corporation (NYSE:HRS) today reported an increase in its earnings per share guidance for the current fiscal year 2007 ending June 29, 2007, to reflect a lower tax rate. The company will record a reduction in the company’s tax expense in the first quarter of fiscal year 2007 of $12 million, or $.08 per diluted share. The reduction in tax expense results from a favorable settlement that was approved by the United States Joint Committee on Taxation and related matters between Harris and the Internal Revenue Service concerning the tax audit for fiscal years 2001, 2002 and 2003. The favorable impact of this settlement and related matters is expected to lower the company’s full fiscal year 2007 tax rate from 34% to 33%.

Based on the reduction in tax expense, Harris increased non-GAAP earnings per share guidance for its fiscal year ending June 29, 2007, from a previous range of $2.60 to $2.70 per diluted share to a new range of $2.65 to $2.75 per diluted share. The non-GAAP earnings guidance excludes the impact of a previously disclosed potential impairment associated with its equity investment in Terion, Inc.

Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. With headquarters in Melbourne, Florida, the company has annual sales of $3.5 billion and nearly 14,000 employees — including more than 6,000 engineers and scientists — dedicated to the development of best-in-class assured communications™ products, systems, and services. The company’s operating divisions serve markets for government communications, RF communications, broadcast communications, and microwave communications. Additional information about Harris Corporation is available at www.harris.com.

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Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including fiscal 2007 earnings-per- share guidance excluding the impact of the potential impairment of our equity investment in Terion. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over- period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to better understand the company’s performance. In addition, the company may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

Forward-Looking Statement

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include earnings guidance for fiscal 2007 and the fiscal 2007 expected tax rate. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward- looking statements. The Company’s consolidated results and the forward- looking statements could be affected by many factors, including but not limited to: our participation in markets that are often subject to uncertain economic conditions which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures; our dependence on the U.S. government for a significant portion of our revenues, and the loss of this relationship or a shift in U.S. government funding could have adverse consequences on our future business; potential changes in U.S. government or customer priorities due to program reviews or revisions to strategic objectives, including termination of or potential failure to fund U.S. government contracts; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; the performance of critical subcontractors or suppliers; financial and government and regulatory risks relating to international sales and operations, including fluctuations in foreign currency exchange rates and the effectiveness of our currency hedging program; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events, which may affect adversely the markets in which we operate, our ability to insure against risks, our operations or our profitability; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer credit risk; the fair values of our portfolio of passive investments, which values are subject to significant price volatility or erosion; risks inherent in developing new technologies; the potential impact of hurricanes on our operations in Florida and the potential impact of earthquakes on our operations in California; the ability to recruit and retain qualified personnel; and general economic conditions in the markets in which we operate. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. Harris disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media inquiries: Brent Dietz at 321-724-3554, or brent.dietz@harris.com

Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com